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                                                                 EXHIBIT 10.21.2




                    CONTRATO DE NOVACION Y ASUNCION DE DEUDA


                                 CHILESAT S.A.,


                      INVERSIONES LEAP WIRELESS CHILE S.A Y


                        CHILESAT TELEFONIA PERSONAL S.A.



En Santiago de Chile, a 11 de mayo de 1999, ante mi Jose Musalem Saffie, abogado, Notario Publico, Titular de la Cuadragesima Octava Notaria, con oficio en calle Huerfanos 770, tercer piso, Santiago comparecen CHILESAT S.A., sociedad del giro de servicios de telecomunicaciones, RUT numero 88.381.200-K, representada en este acto por su Gerente General don Ramon Valdivieso Rios, chileno,







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casado, abogado, cedula de identidad numero 7.905.450-K, y por su Presidente don
Juan Eduardo Ibanez, chileno, casado, abogado, cedula de identidad numero 6.062.416-K todos con domicilio en calle Rinconada El Salto 202, Huechuraba, Santiago, en adelante tambien "CHILESAT"; INVERSIONES LEAP WIRELESS CHILE S.A., sociedad del giro de su denominacion, RUT numero 96.819.520-4, representada en este acto por don Luis Octavio Bofill Genzsch, chileno, casado, abogado, cedula de identidad numero 7.003.699-1, ambos con domicilio en Tenderini 153, comuna y ciudad de Santiago, en adelante tambien "LEAP"; y CHILESAT TELEFONIA PERSONAL S.A, sociedad del giro de su denominacion, RUT N(degree) 96.799.250-K, representada en este acto por su Gerente General don Richard Sutherland Genskonsky, chileno, casado, ingeniero comercial, cedula de identidad numero 6.902.317-7, ambos con domicilio en calle Rinconada El Salto 202, comuna de Huechuraba, Santiago, en adelante tambien "CHILESAT PCS", todos los comparecientes mayores de edad, quienes acreditaron su identidad con las cedulas antes mencionadas y expresan que:

(i) Chilesat y Leap han sido partes de un contrato suscrito en idioma ingles celebrado con fecha 12 de Abril de 1999, denominado "Stock Purchase








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Agreement", (en adelante la "Compraventa de Acciones"), en virtud del cual la primera transfirio a la segunda la totalidad de su participacion accionaria en Chilesat PCS;

(ii) de acuerdo a los terminos y condiciones establecidos en la Compraventa de Acciones, el precio que correspondia a Chilesat por la venta de sus acciones se pagaria una parte al contado (que de hecho se pago a entera conformidad de Chilesat) y, el saldo restante, ascendente a 22 millones de Dolares, se pagaria en pesos moneda nacional de acuerdo al valor del Dolar Observado del dia inmediatamente anterior al pago, en el plazo de tres anos contados desde la fecha del cierre de la Compraventa de Acciones, esto es, el 19 de abril del ano 2002, sin intereses;

(iii) Chilesat PCS es deudora de Leap en la suma de 35 millones de Dolares (solo por concepto de capital, sin considerar los intereses devengados hasta esta fecha), segun se desprende del Acuerdo de Pago Diferido y del Acuerdo de Credito Leap;

(iv) Leap ha propuesto a Chilesat que la obligacion de pago del saldo de precio de la Compraventa de Acciones fuera asumida por Chilesat PCS, en los mismos terminos y condiciones que existen para Leap, a cambio de una remision parcial de la deuda indicada en el apartado (iii) precedente;

(v) Chilesat y Chilesat PCS han aceptado irrevocablemente esta formula de pago propuesta por Leap, pues, ademas de asi establecerlo en la clausula 1.2 c) de la Compraventa de Acciones y en la clausula 2.2 de este instrumento, otorgaron junto a Leap, con fecha 19 de abril de 1999, por instrumento privado, un contrato de novacion y asuncion de obligacion de pago denominado en idioma ingles "Novation and Assumption of Payment Obligation Agreement", en








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adelante tambien ("Novation Agreement"). En la seccion 2.6. de la Compraventa de
Acciones se establecio la obligacion de las partes vendedora y compradora, (y la obligacion de esta ultima de provocar igual accion por parte de Chilesat PCS), de otorgar una version en espanol del Novation Agreement, por escritura publica, cuyo contenido debia ser una traduccion fiel del Novation Agreement, con mas los ajustes que convinieran las mismas partes. Se establecio asimismo que, una vez otorgada la escritura publica correspondiente, la Novacion pasaria a reemplazar definitivamente al Novation Agreement.

EN CONSECUENCIA, teniendo presente los considerandos expuestos precedentemente y las declaraciones que se contienen en el presente instrumento, en el Novation Agreement y en la Compraventa de Acciones, las partes han convenido en el siguiente Contrato de Novacion y Asuncion de Deuda, (en adelante "la Novacion").

PRIMERO: DEFINICIONES.

Los terminos definidos en la siguiente lista se entenderan como conceptos especificos y de uso corriente para la interpretacion y aplicacion de la Novacion, siempre y cuando vayan en mayuscula o lleven en mayuscula su primera letra, ya sea que se utilicen en singular o plural, a menos que al usarse uno o mas de esos conceptos se establezca expresamente otra cosa y sin perjuicio de otras definiciones contenidas en el texto del presente instrumento:

 "Acciones Adicionales de Capital": significa todas las acciones representativas de capital de Chilesat PCS, sean estas comunes o preferidas, que se emitan, se vendan, o que se reputen emitidas de conformidad a lo establecido en la clausula 3.4(b), con posterioridad a esta fecha.

 "Acreedor": significa Chilesat S.A. o cualquier otra Persona







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a quien esta haya cedido sus derechos bajo esta Novacion, en los terminos previstos en la clausula 7.5 siguiente.

 "Acuerdo de Credito Leap": significa el contrato de mutuo suscrito en idioma ingles con fecha 24 de Junio de 1998, entre Chilesat PCS, Telex-Chile S.A. ("Telex") y Leap, denominado "Loan Agreement", incluyendo las enmiendas, modificaciones o complementos que pueda sufrir de tiempo en tiempo.

 "Acuerdo de Pago Diferido": significa el contrato suscrito en idioma ingles con fecha 24 de Junio de 1998, entre Chilesat PCS, Telex, Qualcomm, Inc. ("Qualcomm") y Leap Wireless International, Inc. ("Leap Wireless") (este ultimo en tanto cesionario parcial de Qualcomm del mismo contrato), denominado "Amended and Restated Deferred Payment Agreement", incluyendo las enmiendas, modificaciones o complementos que pueda sufrir de tiempo en tiempo.

"Adquisicion": significa la adquisicion de todas las acciones comunes de Chilesat PCS que eran de propiedad de Telex y Chilesat, realizada por Leap con fecha 19 de Abril de 1999.

 "Autoridad Gubernamental": significa cualquier nacion o gobierno, cualquier estado, region, provincia, municipalidad u otra subdivision politica de la misma, o cualquier agencia u organismo de cualquiera de ellas, y en general cualquier otra entidad que ejerza funciones ejecutivas, legislativas, judiciales, reglamentarias o administrativas o que pertenezcan a algun gobierno.

"Causal de Incumplimiento": significa cualquiera de las causales especificadas en la clausula 6.1 de la Novacion, siempre que los requisitos de notificacion, de transcurso del tiempo, o ambos, o cualquier otra condicion, hayan sido satisfechos.

"Compraventa de







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Acciones": tiene el significado indicado en los considerandos.

"Chilesat": significa Chilesat S.A.

 "Chilesat PCS" o "Deudor Delegado": significa Chilesat Telefonia Personal S.A.

"Derecho de Compensacion": tiene el significado indicado en la clausula 3.7.

"Dia Habil": significa cualquier dia del ano que no sea un Sabado, un Domingo o un dia en el cual los bancos comerciales de Nueva York o Santiago estan autorizados u obligados por ley a cerrar.

"Dolar" o "US$": significa la moneda de curso legal de los Estados Unidos de America.

"Dolar Observado": significa, en cualquiera fecha de determinacion, (i) el tipo de cambio vigente para el Dolar publicado en tal fecha por el Banco Central de Chile, de acuerdo con lo dispuesto en el parrafo 6 del Capitulo I del Titulo 1 del Compendio de Cambios Internacionales, o bien, si el Banco Central dejara de publicar el valor del Dolar Observado, (ii) el tipo de cambio del Dolar publicado o anunciado por Citibank en tal fecha, o bien, si Citibank no publicare o anunciare dicho tipo de cambio, (iii) el tipo de cambio publicado o anunciado por Bank of America en tal fecha, o bien, si ninguno de tales bancos anunciare o publicare el valor del Dolar, (iv) el tipo de cambio publicado en tal fecha por el diario "Wall Street Journal" de Nueva York como tipo de cambio para cambios internacionales "spot mid-rates", o bien, si no fuera publicado,
(v) el tipo de cambio para tal fecha publicado por el diario "Financial Times" como tipo de cambio "mid-market foreign exchange spot closing rates", o bien, si no fuera publicado, (vi) el tipo de cambio promedio de mercado usado para operaciones de cambios internacionales al dia (spot) efectuadas en tal fecha entre bancos, cuyos montos de transaccion fuere de un millon de Dolares a lo







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menos.

"Efecto Sustancial Adverso": significa (a) un cambio sustancial adverso en, o un efecto sustancial adverso sobre, las operaciones, negocios, activos, propiedades, condicion (financiera o de otro tipo) o perspectivas del Deudor Delegado y sus Subsidiarias consideradas en forma consolidada, que resulte en un empeoramiento sustancial de la capacidad del Deudor Delegado para cumplir sus obligaciones bajo esta Novacion; o (b) un efecto sustancial adverso en cuanto a legalidad, validez, efecto vinculante o exigibilidad en contra del Deudor Delegado, de la Novacion.

"Endeudamiento": significa, respecto de cualquier Persona, (a) Endeudamiento de tal Persona por dinero recibido en prestamo; (b) todos los leasing financieros de tal Persona; (c) todas las obligaciones de tal Persona por saldos de precio de propiedades o servicios (que no sean facturas u otras cuentas por pagar del giro ordinario del negocio de acuerdo a los terminos usuales de la industria respectiva).

"Entidad Relacionada": significa, respecto de cualquier Persona, (i) cualquier otra Persona en la que aquella Persona posea, directa o indirectamente, sea por via de propiedad accionaria, sea por via contractual o sea por otra via, un interes economico superior al 25%; y (ii) cualquier otra Persona que, directa o indirectamente, controle a aquella Persona, sea controlada por aquella Persona,
o que este sujeta al control comun de otra Persona, junto con aquella Persona. (Tales personas, no obstante, no se consideraran Entidades Relacionadas cuando
(a) la relacion provenga de una administracion fiduciaria comun - trustee - o
(b) de una administracion comun ejercida por un comite con facultades de administracion o (c) cuando la relacion provenga de la existencia de un plan de retiro o de







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planes de beneficios a empleados que fueren comunes o las vinculen). Se reputara que una Persona "es controlada por" otra Persona, si dicha otra Persona posee, directa o indirectamente, poder para (i) votar el 25% o mas de los valores con derecho a voto ordinario o comun para la eleccion de directores o administradores; o (ii) dirigir o provocar la direccion de la administracion y politicas de negocios de tal Persona, sea a traves de contratos o de cualquier otra manera.

"Estados Financieros": significa, respecto de cualquier periodo contable de una Persona, los estados de ingresos y flujos de caja de dicha Persona para tal periodo y el balance de esa Persona con cierre a ese periodo contable, expresando, en cada caso, una comparacion respecto del mismo periodo contable precedente, todo ello preparado en forma razonablemente detallada y de acuerdo con los GAAP Chilenos consistentemente aplicados, reflejando fielmente la condicion financiera de dicha Persona.

"GAAP Chilenos": significa los principios y practicas de contabilidad generalmente aceptados en Chile que se encuentren vigentes de tiempo en tiempo."

"Gravamen": significa cualquier hipoteca, prenda, caucion, garantia, cargo, prohibicion, cesion, retencion, restriccion, limitacion, gravamen (legal u otro), preferencia, prioridad o acuerdo de garantia o preferencia de cualquier naturaleza, (incluyendo, sin limitacion, cualquier venta condicional o derecho de retencion, o cualquier leasing financiero que tenga sustancialmente el mismo efecto economico de los anteriores).

"Leap" o "Deudor Primitivo": significa Inversiones Leap Wireless Chile S.A.

"Leap Wireless": significa Leap Wireless International, Inc., una sociedad organizada de acuerdo a las







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leyes del Estado de Delaware, Estados Unidos de America.

"Libor": aplicable a cualquier mes calendario, significa la tasa de interes anual (aproximada hacia arriba, si es necesario, al un dieciseisavo de 1% siguiente) correspondiente a la tasa que aparece indicada en la pantalla de la Pagina 3750 del "Dow Jones Telerate Service" o "Telerate Screen", como la tasa ofrecida aproximadamente a las 11:00 A.M., hora de Londres, por los bancos principales del mercado interbancario de Londres para los depositos en Dolares, en el segundo dia habil de Londres anterior al primer dia de dicho mes calendario, para una cantidad aproximada al capital adeudado bajo esta Novacion, cuando ese capital devengue intereses a esa tasa Libor en periodos mensuales. La tasa Libor asi determinada sera aplicada a todo el capital adeudado bajo esta Novacion y que estuviere en incumplimiento, durante todo el mes calendario que corresponda, sin importar los cambios que sufra la tasa Libor durante dicho mes.

 "Novacion": tiene el significado indicado en los considerandos.

 "Obligacion": tiene el significado expresado en la clausula 2.1

"Pago Restringido": significa (i) cualquier pago de dividendos o distribucion, sea en dinero efectivo, valores u otros bienes, que se haga con respecto a acciones de cualquier clase de las acciones de capital del Deudor Delegado; o
(ii) cualquier pago en dinero efectivo, valores u otros bienes que se haga a cuenta de la compra, rescate, retiro, adquisicion, cancelacion o terminacion de cualquiera de dichas acciones de capital del Deudor Delegado; o (iii) cualquier pago que se haga con respecto a opciones u otros derechos a adquirir dichas acciones de capital del Deudor Delegado.

 "Persona": significa







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las personas naturales o juridicas incluyendo las sociedades de personas, sociedades de capital, sociedades de hecho, "trusts", "joint ventures", Autoridad Gubernamental o cualquier otra entidad, cualquiera fuere su naturaleza.

"Precio Base": tiene el significado expresado en la clausula 3.3(d)

"Requisitos Legales": significan, respecto de cualquier Persona, sus estatutos sociales, reglamentos internos o cualquier otro documento de organizacion o administrativo de esa Persona, como tambien cualquier ley, tratado, reglamento, decreto, ordenanza o sentencia u orden judicial de un arbitro o de un tribunal competente o de cualquier Autoridad Gubernamental, que sea aplicable o vinculante para tal Persona o sus bienes, o a los cuales tal Persona o sus bienes esten sujetos.

"Subsidiaria": significa respecto de cualquier Persona, una entidad en la cual el 50% de las acciones (o valores representando el mismo interes en el capital) con derecho ordinario a voto (excluidas las acciones con derecho a voto en razon de la ocurrencia de determinados eventos) son, en un momento determinado, de propiedad de, o controladas por, tal Persona, directa o indirectamente, a traves de uno o mas intermediarios, o ambos.

"Telex": significa Telex-Chile S.A.

SEGUNDO: NOVACION Y ASUNCION DE DEUDA.

2.1. Segun lo dispuesto en la clausula 1.2(c) de la Compraventa de Acciones, el Deudor Primitivo adeuda al Acreedor la suma de 22 millones de Dolares por concepto de saldo de precio. Dicha suma se encuentra sujeta a reduccion o compensacion de acuerdo a las causales de Derecho a Compensacion y se debe pagar en los terminos y bajo las condiciones pactadas en la Compraventa de Acciones, (en adelante "la Obligacion").







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2.2. De acuerdo a lo previsto en la Compraventa de Acciones, Chilesat y Leap convinieron que la Obligacion seria cedida por esta ultima a Chilesat PCS, novandola, de modo que esta ultima la asumiria incondicional e irrevocablemente, relevandose y liberandose de igual manera a Leap, del cumplimiento de la misma.

2.3. Por este acto Leap cede y transfiere a Chilesat PCS la Obligacion, la que es asumida por esta ultima, cesion y transferencia que es aceptada por Chilesat, todo lo cual se efectua por las partes con expreso animo de novar, mediante el cambio o sustitucion del Deudor Primitivo por el Deudor Delegado y bajo los terminos y condiciones previstos en la Novacion.

2.4. El Deudor Delegado deja expresa constancia que su consentimiento ha sido dado como contraprestacion y en compensacion a la extincion que, por igual monto de veintidos millones de Dolares a esta fecha, se produce por este acto de la obligacion de pago del Deudor Delegado en favor de Leap, considerara en el Acuerdo de Credito Leap.

2.5. Por su parte, el Acreedor declara que acepta lo expresado por el Deudor Delegado y lo reconoce como nuevo deudor de la Obligacion, deudor que subroga y reemplaza plena y definitivamente al Deudor Primitivo en relacion a la Obligacion, quedando en consecuencia este ultimo liberado en forma incondicional e irrevocable de toda responsabilidad a este respecto.

2.6. Las partes hacen presente y reconocen que lo expresado en los puntos anteriores constituye novacion por cambio de deudor y, por lo tanto, declaran extinguida la







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Obligacion respecto del Deudor Primitivo. Asimismo, las partes reconocen que en virtud de la Novacion, todos y cada uno de los terminos y condiciones de la Obligacion tendran pleno vigor respecto del Deudor Delegado. Finalmente, las partes dejan expresa constancia que la asuncion irrevocable e incondicional de la Obligacion por parte del Deudor Delegado constituye un elemento esencial para el consentimiento del Acreedor a la Compraventa de Acciones.

2.7. En virtud de la Novacion, el Deudor Delegado, como nuevo deudor de la Obligacion, toma sobre si todas los compromisos contraidos por el Deudor Primitivo para con el Acreedor en relacion con dicha Obligacion, comprometiendose a solucionarla en los terminos y condiciones que se expresan mas adelante.


TERCERO: CONDICIONES DE PAGO.

3.1. Intereses: todas las sumas que deban pagarse de conformidad a la Novacion seran pagadas sin intereses, excepto los intereses moratorios que puedan ser aplicables de acuerdo a la clausula 3.6.

3.2. Prepagos Opcionales: el Deudor Delegado podra, en cualquier momento, prepagar la Obligacion, en su totalidad o en parte.

3.3. Prepagos Obligatorios: el Deudor Delegado estara obligado a prepagar la Obligacion, en su totalidad o en parte, segun sea el caso, en las siguientes circunstancias:

a) Si el Deudor Delegado (i) hace un Pago Restringido a Leap, Leap Wireless o cualquiera de las respectivas Subsidiarias de esas dos entidades; o (ii) hace un Pago Restringido a una Persona distinta de Leap, Leap Wireless o cualquiera de las respectivas Subsidiarias de esas dos entidades, sus sucesores o cesionarios, excepto cuando tales pagos se realizaren con cargo a utilidades o utilidades retenidas (en este ultimo caso no se estara frente a un Pago Restringido); previo a efectuar







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el Pago Restringido, pero en la misma fecha de este ultimo, debera prepagar la totalidad de la Obligacion.

b) Si el Deudor Delegado paga, recompra o redime cualquier parte del capital adeudado bajo un Endeudamiento cuyo credito este en poder de Leap, Leap Wireless
o cualquiera de sus respectivas Subsidiarias, o bien, si paga, recompra o condona cualquier parte del capital adeudado bajo un Endeudamiento que hubiere estado vigente al 29 de Marzo de 1999 para con Leap y/o Leap Wireless o uno cualquiera de sus respectivos sucesores o cesionarios, previo a realizar cualquiera de dichos pagos pero en la misma fecha de este ultimo, debera prepagar la totalidad de la Obligacion.

c) Si el Deudor Delegado emite Acciones Adicionales de Capital o incurre en Endeudamiento y recibe ingresos netos (sean en dinero efectivo, valores u otros bienes, pero excluyendo condonaciones de deudas) en una cantidad total que exceda los 200 millones de Dolares (considerando todas las emisiones de acciones de capital y todo el Endeudamiento que se contrate a contar de esta fecha), debera destinar una cantidad equivalente al 50% de los ingresos netos que excedan los 200 millones de Dolares, al prepago de la Obligacion, en cada una de las fechas en que se emitan Acciones Adicionales de Capital o se contrate Endeudamiento.

d) Si a contar de esta fecha y hasta el 19 de Marzo del ano 2000, ambas fechas inclusive, el Deudor Delegado o Leap venden acciones de capital (sean ordinarias o preferentes) de Chilesat PCS a cualquier Persona, por un precio mayor que el Precio Base (definido y ajustado de conformidad a lo previsto en la clausula siguiente), el Deudor Delegado debera, en la fecha de tal venta: (i) si la







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venta ocurre el o antes del 30 de Junio de 1999, destinar al prepago de la
Obligacion una cantidad equivalente al 50% de los ingresos netos que excedan el Precio Base por accion vendida en dicha operacion, multiplicado por la totalidad de las acciones que se vendan en dicha operacion; (ii) si la venta ocurre despues del 30 de Junio de 1999 y hasta el 19 de Marzo del ano 2000, destinar al prepago de la Obligacion una cantidad equivalente al 25% de los ingresos netos que excedan el Precio Base por accion vendida en dicha operacion, multiplicado por la totalidad de las acciones que se vendan en dicha operacion. Para los efectos de esta letra (d), cualquier venta de acciones de una sociedad controladora del Deudor Delegado que haya sido establecida entre Leap y dicho Deudor Delegado y que no tenga otros activos y/o pasivos sustanciales aparte de las acciones de Chilesat PCS, se considerara como una venta de las acciones subyacentes de Chilesat PCS (con los ajustes proporcionales respectivos al Precio Base que reflejen cualquier diferencia entre el numero de acciones emitidas de dicha sociedad controladora y el numero de acciones emitidas de Chilesat PCS, vgr. si el Precio Base es de 5 Dolares por accion y Chilesat PCS tiene 20 millones de acciones emitidas antes de la venta, mientras que la sociedad controladora tiene 10 millones de acciones emitidas, el Precio Base aplicable a la sociedad controladora sera de 10 Dolares por accion).

e) No obstante lo dispuesto en esta seccion 3.3., la conversion de la deuda en capital del Deudor Delegado al amparo de lo regulado en el Acuerdo de Credito Leap o en el Acuerdo de Pago







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Diferido, bajo ninguna circunstancia obligara al Deudor Delegado a prepagar la
Obligacion ni afectara el Precio Base.

3.4. Ajuste del Precio Base: (a) a la fecha de la presente Novacion, el Precio Base para acciones ordinarias es de 5 Dolares por accion y el Precio Base para acciones preferentes es de 5 dolares mas la suma que el directorio de Chilesat PCS, de buena fe, estime como el mayor valor de las acciones preferentes sobre las acciones ordinarias resultante de los derechos, preferencias y privilegios de tales acciones preferentes. Si con posterioridad a esta fecha el Deudor Delegado, en cualquier tiempo o de tiempo en tiempo, emite o vende Acciones Adicionales de Capital (incluyendo Acciones Adicionales de Capital que se reputen emitidas de acuerdo a la clausula 3.4(b)) por un valor inferior al Precio Base vigente en el tiempo inmediatamente anterior a dicha emision o venta, en cada uno de tales casos el Precio Base sera ajustado concurrentemente con dicha emision o venta a un precio por accion (calculado hasta con seis decimales si fuera necesario) que sera determinado multiplicando el Precio Base por una fraccion: (i) cuyo numerador sera (A) el numero de acciones de capital de Chilesat PCS emitidas hasta el momento inmediato anterior a dicha emision o venta, mas (B) el numero de acciones de capital de Chilesat PCS que se podrian comprar a dicho Precio Base, con el valor total recibido por Chilesat PCS como contraprestacion por el numero total de tales Acciones Adicionales de Capital emitidas o vendidas, mas (C) el numero de acciones de capital de Chilesat PCS vendidas a cualquier Persona, distinta de Leap, Leap Wireless o cualquiera de sus respectivas Entidades Relacionadas; y (ii) cuyo denominador sera el numero de







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acciones de capital de Chilesat PCS emitidas inmediatamente despues de tal emision o venta. En todo caso, para los efectos de esta clausula 3.4, (X) inmediatamente despues que cualesquiera Acciones Adicionales de Capital se reputen emitidas de conformidad a la clausula 3.4(b), tales Acciones
Adicionales de Capital se contaran como emitidas, y (Y) las acciones autorizadas y no emitidas no se reputaran emitidas.

(b) En caso que el Deudor Delegado, en cualquier tiempo o de tiempo en tiempo despues de esta fecha, declare o pague cualquier dividendo en acciones de capital (crias) o subdivida las acciones de capital emitidas en un numero mayor de acciones de capital (por reclasificacion o de cualquier otra manera que no sea el pago de un dividendo en acciones de capital), se reputara, en cada uno de tales casos, que se han emitido Acciones Adicionales de Capital en las siguientes fechas: (i) en el caso de dividendos, inmediatamente despues del cierre del registro de accionistas que se produzca para los efectos de determinar que tenedores de cualquier clase de valores tienen derecho a recibir tal dividendo o (ii) en el caso de subdivisiones, el dia inmediatamente anterior al dia en que tal decision corporativa se haga efectiva.

(c) Para los efectos de esta clausula 3.4., (i) el precio recibido por la emision o venta de Acciones Adicionales de Capital, independiente del tratamiento contable de tal contraprestacion, sera: (A) si consiste en dinero efectivo, la cantidad neta de dinero efectivo recibida por el Deudor Delegado;
(B) si consiste en bienes distintos del dinero (incluyendo valores), el justo valor de mercado a la fecha de la emision o venta, segun sea determinado de buena fe por el directorio del Deudor Delegado, y (C) en el caso que las

Acciones Adicionales de Capital sean emitidas o vendidas en conjunto con otras acciones o valores u otros activos y se reciba un precio unico por dichos bienes, la porcion del precio recibido, determinada de acuerdo a las letras (A) y (B) anteriores, que corresponda a las Acciones Adicionales de Capital, segun sea determinado, de buena fe, por el directorio del Deudor Delegado; y (ii) las Acciones Adicionales de Capital que se reputen emitidas de acuerdo a la letra
(b) de esta clausula seran consideradas como emitidas por la mera liberalidad.

3.5. Pagos: (a) el Deudor Delegado realizara los pagos que correspondan de acuerdo a esta Novacion, no mas alla de las 12:00 horas (mediodia de Santiago de Chile) del dia en que dichos pagos se hagan exigibles, en pesos chilenos, de acuerdo al valor del Dolar Observado del dia anterior a la fecha del pago y en fondos disponibles el mismo dia. El pago efectuado en las condiciones descritas precedentemente se hara al Acreedor, en la direccion indicada en la clausula 7.2 del presente instrumento, o a quien el Acreedor designe por escrito.

(b) Si el plazo para realizar cualquiera de los pagos que corresponda en conformidad a esta Novacion venciera en un dia distinto a un Dia Habil, tal pago solo sera exigible al Dia Habil inmediatamente siguiente.

3.6. Intereses Moratorios: el capital adeudado o cualquier otra cantidad pagaderas de conformidad a esta Novacion, devengaran un interes a contar del vencimiento pactado, pagadero al solo requerimiento, por cada dia y hasta el dia del pago efectivo, a una tasa anual equivalente a Libor mas un 5% sobre la base de un ano de 360 dias, por el numero de dias (incluyendo el primero, pero excluyendo el ultimo) que transcurren en el periodo en que dicho interes es exigible.

3.7. Derecho de Compensacion: el presente instrumento autoriza al Deudor Delegado, con toda la extension permitida por la ley, para compensar o imputar al pago o cumplimiento de cualquiera y/o todas las obligaciones establecidas en la Novacion, con cualquier cantidad adeudada por Telex o Chilesat, a Chilesat PCS y/o Leap, en razon de las indemnizaciones o pagos contemplados en la Compraventa de Acciones. En todo caso, si dicha compensacion o imputacion al pago es realizada de mala fe, se pagara una indemnizacion al Acreedor o a cualquiera de sus cesionarios, por un monto equivalente al 50% de la cantidad compensada de mala fe. La indemnizacion se pagara adicionalmente a cualquier costo o gasto que deba reembolsarse de conformidad a la clausula 7.4. siguiente.

CUARTO: DECLARACIONES Y GARANTIAS DEL DEUDOR DELEGADO.

El Deudor Delegado declara y garantiza lo que sigue:

4.1. Constitucion y Existencia: el Deudor Delegado (i) es una sociedad debidamente constituida y validamente existente de conformidad a las leyes de Chile, y (ii) tiene todas las facultades y la autorizacion para ser propietaria de sus bienes y desarrollar sus negocios en la forma en que estos son conducidos actualmente.

4.2. Facultades y Autorizaciones: la ejecucion, entrega y cumplimiento por parte del Deudor Delegado de esta Novacion se encuentran dentro de sus facultades, han sido debidamente autorizadas mediante las acciones corporativas necesarias, y
(i) no contravienen los estatutos sociales de Chilesat PCS, (ii) no violan ninguna ley ni ninguna restriccion contractual vinculante para el Deudor Delegado o que lo afecte, excluidos los casos donde no resulte razonable esperar que tal violacion tenga un Efecto Sustancial

Adverso, o (iii) no resulta en, ni requiere la creacion de, gravamen alguno, garantia u otro cargo o limitacion sobre, o respecto de, cualquiera de sus bienes.

4.3. Aprobaciones: en el mejor conocimiento del Deudor Delegado y despues de haber consultado con Grasty, Quintana, Majlis y Cia, no se requiere consentimiento, orden, autorizacion, aprobacion u otra accion, ni notificacion o solicitud a ninguna Autoridad Gubernamental o entidad regulatoria para (i) la debida ejecucion, entrega y cumplimiento de la Novacion, o para (ii) la legalidad, validez, efecto vinculante o exigibilidad de la misma.

4.4. Exigibilidad: esta Novacion constituye una obligacion legal, valida y vinculante para el Deudor Delegado, exigible en su contra en conformidad a sus terminos, salvo en cuanto la exigibilidad puede estar limitada por las leyes aplicables a la quiebra, insolvencia, reorganizacion, reestructuracion, moratoria de pagos u otras situaciones o leyes similares relativas a, o que afecten el ejercicio de, los derechos de los acreedores en general y por principios de equidad.

QUINTO: COMPROMISOS DEL DEUDOR DELEGADO.

5.1. Compromisos de Hacer: en tanto este pendiente de pago cualquier suma bajo la Novacion, el Deudor Delegado se compromete, a menos que el Acreedor consienta por escrito en lo contrario, a:

a) Requisitos de Informacion: proporcionar al Acreedor, copias de cada uno de los siguientes documentos: (i) segun hayan sido preparados de acuerdo al giro ordinario del negocio (A) Estados Financieros trimestrales de Chilesat PCS y (B) Estados Financieros anuales auditados de Chilesat PCS y de cada una de sus Subsidiarias, acompanados, en el caso de la letra (B), de la opinion de un auditor independiente de una firma de auditores de reconocido prestigio internacional; (ii) a la epoca de la entrega de los Estados Financieros anuales auditados, (x) un certificado preparado por el gerente de administracion y finanzas de Chilesat PCS certificando (A) que los Estados Financieros adjuntos fueron preparados de acuerdo a GAAP Chilenos y representan fielmente la condicion financiera de esa Persona, y (B) que dicho gerente esta familiarizado con los terminos de esta Novacion y que no ha ocurrido ninguna Causal de Incumplimiento de esta Novacion que se mantenga, o bien, si ha ocurrido una Causal de Incumplimiento y esta se mantiene, una declaracion que contenga una referencia acerca de la naturaleza de dicha Causal de Incumplimiento y las medidas que se estan tomando a su respecto, y (y) un certificado de los auditores de Chilesat PCS que senale que al hacer el examen necesario para otorgar su certificacion, ellos no han tenido conocimiento de ninguna Causal de Incumplimiento que haya ocurrido y se mantenga, o bien, si en la opinion de tales auditores ha ocurrido una Causal de Incumplimiento y esta se mantiene, una declaracion acerca de la naturaleza de la misma; y (iii) prontamente despues de haberlos enviado o comunicado, copias de todos los informes que Chilesat PCS o cualquiera de sus Subsidiarias envien a cualquiera de sus accionistas o tenedores de valores y de todos los comunicados de prensa emitidos por Chilesat PCS y cada una de sus Subsidiarias.

b) Seguros: mantener y hacer mantener a cada una de sus Subsidiarias, seguros con companias de seguros y asociaciones, en las cantidades y cubriendo los riesgos que el directorio de Chilesat PCS considere, de buena fe, como comercialmente razonables. El Acreedor consiente en que la continuacion de los seguros actualmente contratados sera considerada como comercialmente razonable.

c) Registros Contables: conservar y mantener y hacer conservar y mantener a cada una de sus Subsidiarias, libros y registros de contabilidad acuciosos, de acuerdo con GAAP Chilenos consistentemente aplicados. El Acreedor podra, previo requerimiento razonable y con el consentimiento del Deudor Delegado, consentimiento que no podra ser irrazonablemente denegado, solicitar un certificado de los auditores de Chilesat PCS que senale que ellos han hecho un examen razonable necesario para otorgar su certificacion y que ellos no han tenido conocimiento de ninguna Causal de Incumplimiento que haya ocurrido y se mantenga, o bien, si en la opinion de tales auditores ha ocurrido una Causal de Incumplimiento y esta se mantiene, una declaracion acerca de la naturaleza de la misma. A la recepcion de tal solicitud, el Deudor Delegado podra, a su opcion, ya sea (i) proporcionar tal certificado relativo al Deudor Delegado o (ii) permitir a los representantes del Acreedor, que, durante el horario regular de oficina, inspeccionen y examinen los libros y registros del Deudor Delegado y discutan sus negocios, finanzas y contabilidad con sus ejecutivos principales. Si el Deudor Delegado elige proporcionar el certificado descrito en el punto (i) anterior y los auditores certifican que no ha ocurrido ninguna Causal de Incumplimiento que no hubiere sido previamente dada a conocer al Acreedor, el Acreedor pagara todos los costos y gastos asociados a la confeccion de dicho certificado.

5.2. Compromisos de No Hacer: en tanto este pendiente de pago cualquier suma bajo la Novacion, el Deudor Delegado se compromete a no realizar, sin el consentimiento escrito del Acreedor, ninguna transaccion con Entidades Relacionadas, incluyendo, sin limitacion, la compra, venta, arriendo o permuta de bienes, prestacion de servicios o el pago de cualquier honorario de administracion, consultoria u honorarios similares, a menos que tales transacciones se realicen
(i) en el giro ordinario del negocio, y (ii) en terminos equitativos y razonables que sean comparables a aquellos que se obtienen en transacciones de mercado con Personas que no sean Entidades Relacionadas.

SEXTO: CAUSALES DE INCUMPLIMIENTO.

6.1.- Causales: la ocurrencia de cualquiera de los siguientes eventos constituira una Causal de Incumplimiento bajo esta Novacion:

a) Si el Deudor Delegado no pagare la Obligacion cuando esta se haga exigible o no pagare cualquier otra cantidad que corresponda pagar de acuerdo a esta Novacion cuando la misma se haga exigible y tal incumplimiento continuara por 5 Dias Habiles, o

b) Si se acreditara que alguna de las declaraciones o garantias dadas por el Deudor Delegado en conformidad o en conexion con esta Novacion era incorrecta en lo sustancial a la fecha en que fue hecha, o

c) Si el Deudor Delegado dejara de cumplir u observar (i) cualquier termino, compromiso o acuerdo contenido en la clausula 5.2, o (ii) cualquier otro termino, compromiso o acuerdo contenido en esta Novacion que sea de su cargo cumplir u observar y tal incumplimiento continuara por 10 Dias Habiles despues que el Deudor Delegado ha sido notificado de dicho incumplimiento por el Acreedor, o

d) Si el Deudor Delegado (i) solicitara o consintiera en la designacion de un interventor, liquidador, custodio o sindico de si mismo o de una parte sustancial o de todos sus bienes; (ii) hiciera cesion general de sus bienes en beneficio de sus acreedores; (iii) fuera disuelto o liquidado total o parcialmente; (iv) solicitara su propia quiebra o iniciara voluntariamente cualquier procedimiento que persiga la liquidacion, reorganizacion o cualquier otra solucion con respecto a si mismo o a sus deudas, en conformidad a las leyes que regulan situaciones de quiebra, insolvencia u otras leyes similares vigentes ahora o al momento de dicha solicitud, o bien, consintiera a cualquiera de dichas soluciones o a la designacion de, o toma de posesion de sus bienes por, cualquier funcionario designado judicialmente en un procedimiento iniciado en su contra, o

e) Si cualquier Persona iniciara un procedimiento solicitando la quiebra del Deudor Delegado o la designacion de un interventor, liquidador, custodio o de un sindico de si mismo o de una parte sustancial o de todos sus bienes, o si se iniciara cualquier procedimiento forzado que persiga la liquidacion, reorganizacion o cualquier otra solucion con respecto al Deudor Delegado, en conformidad a las leyes que regulan situaciones de quiebra, insolvencia u otras leyes similares vigentes ahora o al comienzo de tales procedimientos, si tal o tales procedimientos no son terminados, abandonados, dejados sin efecto, o las acciones respectivas desistidas, renunciadas o declaradas improcedentes por sentencia de termino, dentro del plazo de 90 dias contados desde el inicio de dichos procedimientos, o

f) Si el Deudor Delegado y sus Subsidiarias vendieran todos o sustancialmente todos sus bienes o, de cualquier otra manera, dejaran de dedicarse al negocio de las telecomunicaciones inalambricas.

6.2.- Caducidad de los plazos: ocurrida una Causal de Incumplimiento y si esta se mantiene, el Acreedor podra, una vez que expire cualquier periodo de gracia que sea aplicable, ejercer todos los derechos y demandar todas las indemnizaciones que le correspondan en conformidad a esta Novacion, la ley aplicable, los principios de equidad o de cualquier otra manera.

SEPTIMO: VARIOS.

7.1. Modificaciones: ninguna modificacion o renuncia a la aplicacion de alguna de las clausulas de esta Novacion, ni ninguna autorizacion al Deudor Delegado para apartarse de los terminos de la misma, podra, bajo ninguna circunstancia, hacerse efectiva, a menos que el Acreedor consienta en ello por escrito y, en tal caso, tal autorizacion, modificacion o renuncia se hara efectiva solo para el caso particular y para los propositos especificos para los cuales el consentimiento del Acreedor fue dado.

7.2. Notificaciones y Comunicaciones: todas las notificaciones y otras comunicaciones que deban darse en conformidad a esta Novacion, seran por escrito (incluyendo comunicacion por facsimil o telegrafica), entregadas personalmente o enviadas por correo expreso, telex, telegrafo o facsimil y dirigidas al Deudor Delegado o al Acreedor a las direcciones respectivas que se indican mas abajo, o bien, a la direccion que cualquiera de las partes pueda, mediante notificacion escrita recibida por la otra parte, haber designado como su direccion para estos propositos.

Si la notificacion o comunicacion es al Deudor Delegado, debera dirigirse a Chilesat Telefonia Personal S.A., Rinconada El Salto 202, Huechuraba, Santiago, Chile, atencion a su Gerente de Administracion y Finanzas, numero de facsimil
(011) (562) 382-5142, con copia a Leap Wireless International, Inc., 10307 Pacific Center Court, San Diego, CA, atencion General Counsel, numero de facsimil (1) (619) 882-6040.

Si la notificacion o comunicacion es al Acreedor, debera dirigirse a Chilesat S.A., Rinconada El Salto 202, Huechuraba, Santiago, Chile, atencion a su Gerente General, numero de facsimil (011) (562) 382-5982. Con copia a su Fiscal.

Todas las notificaciones o comunicaciones que se envien por correo expreso, telex, telegrafo o facsimil, deberan dirigirse en la forma indicada mas arriba y se entenderan realizadas (i) si se envian por correo expreso, 5 Dias Habiles despues de la entrega a dicho correo; (ii) si se envian por telex, a la confirmacion de su recepcion; (iii) si se envian por telegrafo, a la entrega por la empresa de telegrafos; (iv) si se envian por facsimil, una vez que el mensaje ha sido transmitido y la recepcion ha sido confirmada telefonicamente por el remitente.

7.3. Renuncias e Indemnizaciones: el no ejercicio o el retardo en el ejercicio de cualquiera de los derechos otorgados al Acreedor en conformidad a esta Novacion, en ningun caso operara como una renuncia del respectivo derecho. De la misma forma, el ejercicio de alguno o de parte de alguno de dichos derechos, no hara precluir el ejercicio de los demas o de la totalidad de alguno de los derechos ejercidos. Las indemnizaciones establecidas en esta Novacion podran acumularse a cualquier otra indemnizacion establecida por la ley.

7.4. Costos y Gastos: el Deudor Delegado se compromete a pagar al Acreedor, a su demanda, todos los costos y gastos razonables (incluyendo, sin limitacion, honorarios razonables de abogados y gastos) en que este ultimo incurra en conexion con la ejecucion de esta novacion. En todo caso, los gastos de escrituracion y cualquier otro que surja con motivo de la celebracion de esta Novacion seran de cargo del Acreedor.

7.5. Efecto Vinculante, Cesiones y Ley Aplicable: (a) la presente Novacion es vinculante y surtira efectos para el Deudor Delegado y el Acreedor y sus respectivos sucesores y cesionarios. El Deudor Delegado permanecera como principal obligado en conformidad a esta Novacion, no obstante cualquier cesion
o transferencia de sus activos o cualquier delegacion pretendida de sus obligaciones bajo la Novacion.

b) El Deudor Delegado y el Acreedor acuerdan, por el presente instrumento, que el Acreedor estara facultado para vender, ceder y transferir, a traves de ventas de participacion en sus derechos o de cualquier otra manera, todos o parte de sus derechos, obligaciones o intereses que emanen de la Novacion, o la Novacion misma, sin limitacion alguna. El Deudor Delegado, por el presente instrumento, otorga su autorizacion incondicional al Acreedor para que este lleve a cabo tal venta, cesion y transferencia y acepta y reconoce que, para tal efecto, solo se necesitara del acuerdo del Acreedor y de su respectivo cesionario. En todo caso el Acreedor notificara la cesion al Deudor Delegado por escrito, de acuerdo a lo previsto en la clausula 7.2. El Deudor Delegado y el Acreedor acuerdan que, en caso de cesion, los derechos e intereses en y al pago de la Obligacion y el cumplimiento de las demas obligaciones del Deudor Delegado bajo la Novacion, seran cedidos en favor de uno o varios cesionarios, para ser compartidos conjuntamente con Chilesat y otros cesionarios si la cesion es parcial. El Acreedor puede divulgar los terminos de la Novacion o cualquier informacion financiera o de otro tipo relacionada con el Deudor Delegado a cualquier cesionario potencial, siempre que dicho cesionario potencial consienta en no divulgar la Novacion o dicha informacion a terceros, excepto (i) si se trata de Entidades Relacionadas o aquellas Personas con las cuales se mantiene una relacion confidencial (incluyendo entes reguladores, abogados, contadores, auditores); (ii) si se trata de requerimientos de la ley, de regulaciones administrativas o de procedimientos legales, pero en tal caso dicho cesionario potencial, en la medida de lo posible, debera notificar previamente al Acreedor y el Deudor Delegado de la existencia de la obligacion legal de divulgar la informacion,
(iii) si se trata de cualquier informacion que esta disponible en forma general, salvo que este disponible en contravencion a la Novacion, o (iv) si el Acreedor y el Deudor Delegado han otorgado previamente su consentimiento por escrito.

(c) LA PRESENTE NOVACION ESTARA REGIDA Y SERA CONSTRUIDA DE CONFORMIDAD A LAS LEYES DE LA REPUBLICA DE CHILE, SIN APLICACION DE LOS PRINCIPIOS O NORMAS DE CONFLICTO DE LEYES.

7.6. Jurisdiccion: las partes acuerdan que cualquier accion legal o procedimiento de cualquier naturaleza que el Acreedor pretenda iniciar con respecto a esta Novacion, podra ser iniciado, a eleccion del Acreedor, ante (i) los tribunales ordinarios de la Republica de Chile con asiento en la comuna y ciudad de Santiago o (ii) ante un tribunal arbitral. En este ultimo supuesto, las partes acuerdan que el juez arbitro sea arbitrador y que su designacion sea efectuada por la Camara de Comercio de Santiago A. G., debiendo recaer dicho nombramiento entre las personas que figuren en la Lista de Arbitros del Centro de Arbitrajes y

Mediacion de dicha Camara de Comercio. El arbitraje, en tal caso, sera en equidad y se llevara a cabo conforme a los terminos del Reglamento del Centro de Arbitrajes de la Camara de Comercio de Santiago A.G., que consta en la escritura publica de fecha 10 de diciembre de 1992, otorgada en la Notaria de Santiago de don Sergio Rodriguez Garces y publicada en el Diario Oficial del dia 22 de junio de 1993, la cual forma parte integrante de esta clausula, declarando las partes conocerla y aceptarla. El Deudor Delegado acepta y reconoce general e incondicionalmente, tanto respecto de si mismo como de sus bienes, la jurisdiccion no exclusiva de dichos tribunales y el sometimiento al procedimiento arbitral indicado mas arriba, si ello fuera procedente,; pero, en todo caso, si se ha iniciado por Leap Wireless, Leap, el Deudor Delegado o sus cesionarios o sucesores, un procedimiento arbitral en relacion a la clausula sexta de la Compraventa de Acciones, se suspenderan las obligaciones de pago del Deudor Delegado que emanen de la Novacion, hasta por un monto equivalente al monto que el actor estime en tal procedimiento arbitral, de buena fe, como el monto que corresponde deducir de la Obligacion en conformidad al Derecho de Compensacion establecido en la clausula 3.7 de este instrumento y en la clausula
4.2 de la Compraventa de Acciones. Una vez terminado o resuelto el procedimiento arbitral referido precedentemente, todas las cantidades adeudadas seran ajustadas a lo que se determine en el arbitraje, en funcion del Derecho de Compensacion que se haya aplicado sobre dichas cantidades.

7.7. Suspension de los
efectos de la Novacion: si despues del cierre de la Adquisicion, cualquier Persona, distinta de Leap, Leap Wireless o cualquiera de sus respectivas Entidades Relacionadas, discutiese la validez de la Adquisicion en cualquier litigio, arbitraje u otro procedimiento legal, el Deudor Delegado estara facultado para suspender los pagos adeudados en conformidad a esta Novacion y, consecuentemente se diferiran las fechas de vencimiento de tales deudas, hasta que tales procesos terminen por sentencia definitiva o por conciliacion de las partes. Las partes de esta Novacion acuerdan abstenerse de iniciar cualquier accion o hacerse parte de acciones iniciadas por terceros que persigan atacar la validez de la Adquisicion o de esta Novacion y, adicionalmente, acuerdan cooperar en tales acciones en orden a que los problemas alli discutidos, se resuelvan en favor de la validez de la Adquisicion y de la Novacion.

7.8. Interpretacion: a) Divisibilidad del Contrato: si alguna de las clausulas de esta Novacion estuviera prohibida o no pudiera cumplirse en alguna jurisdiccion, tal clausula se reputara como no escrita, en la extension requerida para salvar la prohibicion o la imposibilidad de cumplimiento, para los efectos de dicha jurisdiccion y en ningun caso invalidara las demas clausulas o prohibira o impedira el cumplimiento de dicha clausula en otra jurisdiccion.

b) Encabezados: los encabezados utilizados en la presente Novacion constituyen una mera referencia para la conveniencia de las partes y no son una parte sustantiva del acuerdo de las partes.

c) Preparacion Conjunta: Para los efectos de interpretacion de esta Novacion, se entendera que el presente instrumento ha sido preparado conjuntamente por el Acreedor y el Deudor Delegado y cualquier incertidumbre o ambiguedad no sera interpretada en contra de ninguno de ellos, sin perjuicio de las demas reglas de interpretacion de los contratos que sean aplicables a esta transaccion en tanto transaccion otorgada de acuerdo a condiciones prevalecientes en el mercado.

7.9. Supervivencia de clausulas: todas las clausulas de esta Novacion que se refieran a indemnizaciones, sobreviviran mas alla de la ejecucion del presente instrumento y del pago de la Obligacion.

7.10. Domicilio Especial: las partes de la presente Novacion convienen en fijar domicilio especial en la ciudad de Santiago, para todos los efectos legales de la misma.

7.11. Personerias: La personeria de don Ramon Valdivieso Rios y de don Juan Eduardo Ibanez Walker para representar a CHILESAT S.A. consta en el Acta de Sesion Extraordinaria de Directorio de fecha 29 de Marzo de 1999, reducida a escritura publica ante el Notario don Rene Benavente Cash con fecha 5 de mayo de 1999, que he tenido a la vista y que no se inserta a peticion de las partes.

La personeria de don Luis Octavio Bofill Genzsch para representar a INVERSIONES LEAP WIRELESS S.A. consta en el Acta de Sesion Extraordinaria de Directorio de fecha 1(0) de Octubre de 1998, reducida a escritura publica ante el Notario don Eduardo Pinto Peralta con fecha 26 de octubre de 1998 , que he tenido a la vista y que no se inserta a peticion de las partes.

La personeria de don Richard Sutherland Genskonsky para representar a CHILESAT TELEFONIA PERSONAL S.A. consta en la escritura publica de fecha 7 de diciembre de 1998 suscrita ante el Notario don Eduardo Pinto Peralta, que he tenido a la vista y que no se inserta a peticion de las partes. En comprobante y previa lectura, firman los comparecientes el presente instrumento. Se otorga copia. DOY FE.





         /s/  Juan Eduardo Ibanez
---------------------------------------------------
REPRESENTATIVE CHILESAT S.A.




         /s/ Ramon Valdivieso
---------------------------------------------------
REPRESENTATIVE CHILESAT S.A.




         /s/ Octavio Bofill
---------------------------------------------------
REPRESENTATIVE INVERSIONES LEAP WIRELESS CHILE S.A.



         /s/ Richard A. Sutherland
---------------------------------------------------
REPRESENTATIVE CHILESAT TELEFONIA PERSONAL S.A.

                                    NOVATION
                                       AND
                   ASSUMPTION OF PAYMENT OBLIGATION AGREEMENT

                                +++++++++++++++++

                                  CHILESAT S.A.
                      INVERSIONES LEAP WIRELESS CHILE S.A.
                                       AND
                        CHILESAT TELEFONIA PERSONAL S.A.

IN SANTIAGO, CHILE, on the eleventh of May of nineteen ninety nine, appear before me, JOSE MUSALEM SAFFIE, Lawyer and Notary Public, Titular of the of the Forty Eighth Notary Public's Office of Santiago, with domicile in this city on Huerfanos number seven hundred and seventy, third floor: CHILESAT S.A. provider of telecommunications services, Taxpayer Number eighty eight million, three hundred and eighty one thousand, two hundred dash K, represented here by its General Manager, Mr. RAMON VALDIVIESO RIOS, Chilean, married, Lawyer, national identification number seven million nine hundred and five thousand four hundred and fifty dash K and by its President Mr. JUAN EDUARDO IBANEZ, Chilean, married, Lawyer, national identification number six million sixty two thousand four hundred and sixteen dash K, all of them with domicile on Rinconada El Salto number two hundred and two, Huechuraba, Santiago, hereinafter "CHILESAT"; INVERSIONES LEAP WIRELESS CHILE S.A., company with the line of business indicated by its name, taxpayer number ninety six million, eight hundred and nineteen thousand five hundred and twenty dash four, represented here by Mr. LUIS OCTAVIO BOFILL GENZSCH, Chilean, Married, Lawyer, national identification card number seven million three thousand six hundred and ninety nine dash one, both with domicile on Tenderini number one hundred and fifty three, borough and city of Santiago, hereinafter also called "LEAP"; and CHILESAT TELEFONIA PERSONAL S.A. company with the line of business indicated by its name, taxpayer number ninety six million seven hundred and ninety nine thousand two hundred and fifty dash K, represented here by its General Manager Mr. RICHARD SUTHERLAND GANSKONSKY, Chilean, married, commercial engineer, national identification card number six million nine hundred and two thousand three hundred and seventeen dash seven, both with domicile on Rinconada El Salto number two hundred and two, borough of Huechuraba, Santiago, hereinafter also called "CHILESAT PCS", all of those appearing before being of age, and having accredited their identity with the above mentioned identification cards and manifesting that: /i/ Chilesat and LEAP have been parties in a contract signed in the English language on April twelve nineteen ninety nine and called "Stock Purchase Agreement", hereinafter known as "Purchase and Sale of Shares", under whose terms the first company transferred to the second all the stock it owned in Chilesat PCS; /ii/ according to the terms and conditions set forth in the Purchase and Sale of Shares, the price payable to Chilesat for the sale of its Shares would be paid partly in cash - and which was in fact paid to Chilesat's entire satisfaction - and the balance, which amounted to twenty two million dollars, would be paid in pesos, local currency, according to the Observed Dollar Rate for the day immediately preceding the day of payment, in a period of three years counted from the day the agreement for the Purchase and Sale of Shares was signed, that is, April nineteen of the year two thousand and two, accruing no interest; /iii/ Chilesat PCS owes LEAP the amount of thirty five million dollars - merely as capital, without taking into account the interest accrued until that date - as can be seen from the Deferred Payment Agreement and the LEAP Loan Agreement; /iv/ LEAP has suggested to Chilesat that the obligation to pay the balance of the price of the Purchase and Sale of Shares should be assumed by Chilesat PCS in the same terms and conditions existing for LEAP, in exchange for a partial remission of the debt indicated in number /iii/ above; /v/ Chilesat and Chilesat PCS have irrevocably accepted this payment formula proposed by LEAP, because aside from being stipulated in Clause one.two c) of the Purchase and Sale of Shares agreement, and in clause two.two of this instrument, together with LEAP they signed on April nineteen of nineteen ninety nine, via a private instrument, a contract for the novation and assumption of indebtedness called in English "Novation and Assumption of Payment Obligation Agreement", hereinafter known as "Novation Agreement." Section two.six of the Purchase and Sale of Shares agreement stipulates the obligation of the buying and selling parties -and the obligation that the latter has of causing the same action to be followed by Chilesat PCS -, to sign a Spanish version of the Novation Agreement, via notarized document containing a true translation of the Novation Agreement, plus any amendments agreed upon by the parties themselves. It was also stipulated that once the corresponding notarized document had been granted, the Spanish language Novation would replace the Novation Agreement definitively. CONSEQUENTLY, considering the above, and the statements contained in this instrument, the Novation Agreement and the Purchase and Sale of Shares agreement, the parties hereto have agreed upon the following Novation and Assumption of Payment Obligation Agreement, hereinafter referred to as "the Novation."

FIRST: DEFINITIONS. As used in this Agreement, the terms listed below shall have the respective meanings set forth below.

                  "Acquisition" means the acquisition on the date hereof by Leap Chile or its designee of all of the shares of common stock of the Debtor held by Telex-Chile and Chilesat S.A.

                  "Additional Shares of Capital Stock" shall mean all shares of capital stock (whether common or preferred) of the Debtor issued or sold (or, pursuant to Section 2.04 (b), deemed to be issued) by the Debtor after the date hereof.

                  "Affiliate" means, with respect to any Person, (i) each other Person of which an economic interest of more than twenty-five percent (25%) is held by such Person, directly or indirectly, whether by ownership of capital stock, contract or otherwise and (ii) each other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any pension plan or employee benefit plan). A Person shall be deemed to be "controlled by" another

Person if such other Person possesses, directly or indirectly, power (i) to vote more than twenty-five percent (25%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Base Price" shall have the meaning set forth in Section 2.03(d).

                  "Business Day" means any day other than a Saturday or a Sunday or other day on which commercial banks in New York City or Santiago, Chile are authorized or required by law to close.

                  "Chilean GAAP" means generally accepted accounting principles in Chile as in effect from time to time.

                  "Chilesat S.A." means Chilesat S.A., a corporation organized under the laws of Chile.

                  "Debtor" shall have the meaning set forth in the headings hereto.

                  "Deferred Payment Agreement" means the Amended and Restated Deferred Payment Agreement, dated June 24, 1998, among the Debtor, Telex-Chile, QUALCOMM Incorporated and Leap Wireless (as assignee of Qualcomm Incorporated), as amended, modified or supplemented from time to time.

                  "Dollar," "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Event of Default" means any of the events specified in
Section 5.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Financial Statements" means, with respect to any accounting period for a Person, statements of income and cash flows of said Person for such period, and balance sheets of said Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with Chilean GAAP consistently applied and which shall fairly present the financial condition of such Person.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Holder" shall have the meaning set forth in the headings hereto.

                  "Indebtedness" means as to any Person, (a) indebtedness of such Person for borrowed money, (b) all capitalized leases of such Person, (c) all obligations of such Person for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business in accordance with customary industry terms).

                  "Leap Chile" means Inversiones Leap Wireless Chile S.A., a corporation organized under the laws of Chile.

                  "Leap Credit Agreement" means the Loan Agreement dated June 24, 1998, among the Debtor, Telex-Chile and Leap Chile, as amended, modified or supplemented from time to time.

                  "Leap Wireless" means Leap Wireless International, Inc., a corporation organized under the laws of Delaware.

                  "Libor" applicable to any calendar month means the rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the rate reported on the Telerate Screen, page 3750, as the rate at which deposits in Dollars are offered by major banks in the London interbank market at approximately 11:00 a.m. (London time) two London Business Days before the first day of such calendar month in an amount approximately equal to the aggregate principal amount of the outstanding principal due under this Agreement and subject to such Interest and for a one month period. Libor so determined shall apply to all principal outstanding under this Agreement and in default during the applicable calendar month regardless of changes in the Libor occurring during such month.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Debtor and its Subsidiaries taken as a whole that results in a material impairment of the ability of the Debtor to perform its obligations hereunder; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Debtor of this Agreement.

                  "Observed Exchange Rate" means, at any date of determination, the rate of exchange of U.S. dollars and Chilean pesos calculated with reference to the "dolar observado," as published for such date by the Central Bank of Chile in accordance with paragraph 6 of Chapter I of Title 1 of the Compendium of Foreign Exchange Rules of the Central Bank of Chile, or if no such rate is published by the

Central Bank or reported in Chile, then published or announced rate of Citibank (of if Citibank does not publish or announce such rate, the rate published or announced by Bank of America) or if neither such bank announces or publishes a rate than to the foreign exchange spot mid-rates for such day reported in The Wall Street Journal, or, if not so reported, to the mid-market foreign exchange spot closing rates for such day reported in the Financial Times, or, if not so reported, to spot foreign exchange mid-market rates for trading among banks in amounts of US$1,000,000 or more.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Requirements of Law" means, as to any Person, the articles of incorporation, bylaws, estatutos sociales or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Payment" shall mean (i) any payment of a dividend or distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Debtor, or (ii) any payment (whether in cash, securities or other property), on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Debtor, or (iii) any payment with respect to any option, warrant or other right to acquire any such shares of capital stock of the Debtor.

                  "Stock Purchase Agreement" means the Stock Purchase Agreement, dated April 12, 1999, among Leap Chile, as Purchaser, and Telex-Chile and Chilesat S.A., as Sellers.

                  "Subsidiary" means, as to any Person, an entity of which fifty percent (50%) of the shares of stock (or similar equity interests) having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) are at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

                  "Telex-Chile" means Telex-Chile S.A., a corporation organized under the laws of Chile.

SECOND: NOVATION AND ASSUMPTION OF PAYMENT OBLIGATION

Two.one. As stipulated in Clause One.two /c/ of the Purchase and Sale of Shares agreement, the Original Debtor owes the Creditor a balance of twenty two million dollars of the price. This sum is subject to a deduction or compensation according to the Right to Receive Compensation and must be paid in the terms and under the conditions stipulated in the Purchase and Sale of Shares, hereinafter "the Obligation". Two.two. According to what is stipulated in the Purchase and sale of Shares, Chilesat and LEAP agreed that the obligation would be assigned by the latter company to Chilesat PCS, substituting it in such a way that the latter company would assume unconditionally and irrevocably the Obligation, releasing LEAP of the obligation of fulfilling the same. Two.three. LEAP hereby assigns and transfers to Chilesat PCS the Obligation, which the latter company assumes. This assignment and transfer is accepted by Chilesat, all of which is done by the parties with the express purpose of novating by means of the change or substitution of the Original Debtor by the Delegated debtor and under the terms and conditions stipulated in the Novation. Two.four. The Delegated Debtor hereby expressly puts on record that his consent has been given as a consideration and in compensation for the liquidation, for the same amount of twenty two million dollars as of this date, of the Delegated Debtor's obligation to pay LEAP, which is included in the LEAP Loan Agreement. Two.five. For its part, the Creditor hereby declares that it accepts what the Delegated Debtor says and acknowledges him as the new debtor in the Obligation, debtor that subrogates and replaces fully and definitively the Original Debtor in relation to the Obligation and consequently the latter is unconditionally and irrevocably freed of any responsibility to this respect. Two.six. The parties hereto manifest and acknowledge that what has been said in the previous numerals is a novation involving the substitution of the debtor and, therefore, they declare the Original Debtor's Obligation extinguished, Likewise, the parties acknowledge that as a result of the Novation, each and every one of the terms and conditions of the Obligation will be fully valid and in force in relation to the Delegated Debtor. Finally, the parties hereby expressly put on record that the irrevocable and unconditional assumption of the Obligation by the Delegated Debtor is an element of the essence for the Creditor's consent to the Purchase and sale of Shares. Two.seven. By virtue of the Novation, the Delegated Debtor as new debtor in the Obligation assumes responsibility for all commitments incurred by the Original Debtor on occasion of that Obligation, undertaking to pay that obligation in the terms and conditions indicated further on in this document.

THIRD: TERMS OF PAYMENT

                  SECTION 3.1. Interest. All sums payable hereunder shall be without interest, except for default interest in accordance with Section 3.6.

                  SECTION 3.2. Optional Prepayments. The Debtor may at any time prepay this Agreement in whole or in part.

                  SECTION 3.3. Mandatory Prepayments. (a) If the Debtor shall
(i) make any Restricted Payment to Leap Chile, Leap Wireless or any of their respective Subsidiaries or (ii) make any Restricted Payment to a Person other than Leap Chile, Leap Wireless or any of their respective Subsidiaries, successors or assigns except out of retained earnings or profits, the Debtor shall on the date of such Restricted Payment first prepay this Agreement in full.

                  (b) If the Debtor shall make a payment, repurchase, or redemption of any principal due under any Indebtedness of the Debtor held by Leap Chile, Leap Wireless, their respective Subsidiaries or, in the case of Indebtedness outstanding as of March 29, 1999, to Leap Chile and/or to Leap Wireless or to any of their respective successors, assigns or transferees, the Debtor shall on the date of such payment first prepay this Agreement in full.

                  (c) After the Debtor shall have issued any Additional Shares of Capital Stock or incurred any Indebtedness and received net proceeds (whether in cash, securities, other property, but not including forgiveness of Indebtedness) in an aggregate amount (in combination with all issuances of capital stock or incurrences of Indebtedness from the date hereof) in excess of U.S.$200,000,000, the Debtor shall apply on the date of each such issuance or incurrence an amount equal to 50% of the net proceeds thereof in excess of the amount of U.S.$200,000,000 toward the prepayment of this Agreement.

                  (d) If at any time on or before March 19, 2000 the Debtor or Leap Chile sells capital stock (whether common or preferred) of the Debtor to any Person for more than the Base Price per share (as defined and adjusted from time to time as provided in Section 3.4 (the "Base Price")), the Debtor shall, on the date of such sale, (i) if the sale occurs on or before June 30, 1999, apply an amount equal to 50% of the excess net proceeds over the Base Price per share realized in such sale multiplied by the number of shares sold toward the prepayment of this Agreement and (ii) if the sale occurs after June 30, 1999 and on or before March 19, 2000, apply an amount equal to 25% of the excess net proceeds over the Base Price per share realized in such sale multiplied by the number of shares sold toward the prepayment of this Agreement. Any sale of shares of a holding company of Debtor established between Leap Chile and Debtor which does not have material assets and/or liabilities other than the shares of Debtor shall be treated as a sale of the underlying shares of Debtor (with appropriate proportional adjustments to the applicable Base Price to reflect any differences in the number of shares outstanding in such holding company and the number of shares outstanding in Debtor (e.g. if the applicable Base Price is $5.00 per share and Debtor has 20 Million shares outstanding before the sale and the holding company has 10 Million shares outstanding before such sale, the Base Price applicable to the holding company shall be $10 per share)).

                  (e) Notwithstanding anything to the contrary in this Section 3.3, the conversion of the loans under the Leap Credit Agreement or the Deferred Payment Agreement into equity of the Debtor shall not under any circumstances require the Debtor to prepay this Agreement or affect the Base Price.

                  SECTION 3.4 Adjustment of Base Price. (a) On the date of this Agreement, the Base Price for common shares shall be U.S.$5.00 per share and the Base Price for preferred shares shall be U.S.$5.00 plus such sum as determined by the board of directors of the Debtor in good faith to be the amount of the increased value of the preferred shares over common shares as a result of the rights, preferences and privileges of the preferred shares. Thereafter, in case the Debtor at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Capital Stock deemed to be issued pursuant to Section 3.4 (b)) for a consideration per share less than the Base Price in effect immediately prior to such issue or sale, then, and in each such case, such Base Price shall be adjusted, concurrently with such issue or sale to a price per share (calculated to the nearest .001 of a cent) determined by multiplying such Base Price by a fraction

                  (i) the numerator of which shall be (A) the number of shares of capital stock of the Debtor outstanding immediately prior to such issue or sale, plus (B) the number of shares of capital stock of the Debtor which the aggregate consideration received by the Debtor for the total number of such Additional Shares of Capital Stock so issued or sold would purchase at such Base Price, plus (c) the number of shares of capital stock of the Debtor sold to a Person other than Leap Chile, Leap Wireless or any of their respective Affiliates, and

                  (ii) the denominator of which shall be the number of shares of capital stock of the Debtor outstanding immediately after such issue or sale, provided that, for purposes of this Section 3.4, (X) immediately after any Additional Shares of Capital Stock are deemed to have been issued pursuant to
Section 3.4(b), such Additional Shares shall be deemed to be outstanding, and
(Y) treasury shares shall not be deemed to be outstanding.

                  (b) In case the Debtor at any time or from time to time after the date hereof shall declare or pay any dividend on its capital stock payable in capital stock, or shall effect a subdivision of the outstanding shares of its capital stock into a greater number of shares of capital stock (by reclassification or otherwise than by payment of a dividend in capital stock), then, and in each such case, Additional Shares of Capital Stock shall be deemed to have been issued (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (ii) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  (c) For the purposes of this Section 3.4,

                  (i) the consideration for the issue or sale of any Additional Shares of Capital Stock shall, irrespective of the accounting treatment of such consideration,

                      (A) insofar as it consists of cash, be computed at the net amount of cash received by the Debtor,

                      (B) insofar as it consists of property (including securities) other than cash, be computed at the fair market value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Debtor, and

                      (C) in case Additional Shares of Capital Stock are issued or sold together with other stock or securities or other assets for consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such Additional Shares of Capital Stock, all as determined in good faith by the Board of Directors of the Debtor; and

                  (ii) Additional Shares of Capital Stock deemed to have been issued pursuant to Section 3.4(b), relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  SECTION 3.5. Payments and Computations. (a) The Debtor shall make each payment hereunder not later than 12:00 Noon (Santiago time) on the day when due in the amount of Chilean Pesos (equivalent to the U.S. dollars due converted at the Observed Exchange Rate on the day before the date of payment) in same day funds to the Holder at its address referred to in Section 7.2 or to the account of the Holder designated in writhing by the Holder.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  SECTION 3.6. Default Interest. Any overdue principal or other amount payable under this Agreement shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Libor (as defined below) plus five percent (5%) on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  SECTION 3.7. Right of Set-off. The Debtor is hereby authorized, to the fullest extent permitted by law, to set off and apply any amounts payable by Telex-Chile or Chilesat S.A. to the Debtor and/or Leap Chile on account of the indemnities set forth in the Stock Purchase Agreement against any and all of the obligations of the Debtor under this Agreement; provided, however, that if a right of set off is claimed in bad faith, damages shall be payable to Holder equivalent to fifty percent (50%) of the amount of the set off that is so asserted. Any such damages shall be in addition to any costs and expenses payable pursuant to Section 7.4 hereof.


FOURTH: REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of the Debtor. The Debtor represents and warrants as follows:

                  (a) Corporate Existence. The Debtor (i) is a corporation duly incorporated and validly existing under the laws of Chile and (ii) has the corporate power and authority to own its property and carry on its business as now being conducted.

                  (b) Corporate Power; Authorization. The execution, delivery and performance by the Debtor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Debtor's estatutos sociales, (ii) violate any law or any contractual restriction binding on or affecting the Debtor, except where such violation may not reasonably be expected to have a Material Adverse Effect, or
(iii) result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

                  (c) Approvals. To the Debtor's best knowledge following consultation with Grasty, Quintana, Majlis y Cia, no consent, order, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (i) the due execution, delivery and performance by the Debtor of this Agreement, or (ii) the legality, validity, binding effect or enforceability hereof.

                  (d) Enforceability. This Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles.

FIFTH: COVENANTS OF THE DEBTOR

                  SECTION 5.1. Affirmative Covenants. So long as any amount under this Agreement shall remain unpaid, the Debtor shall, unless the Holder shall otherwise consent in writing:

                  (a) Reporting Requirements. Furnish to the Holder copies of each of the following:

                      (i) as prepared in the ordinary course of business (A) quarterly Financial Statements of the Debtor and (B) audited annual Financial Statements of the Debtor and each of its Subsidiaries accompanied, in the case of (B) by an audit opinion letter by an accounting firm of recognized international standing;

                      (ii) at the time of delivery of audited annual Financial Statements Debtor shall deliver to Holder (x) a certificate from the Chief Financial Officer of the Debtor certifying (A) that the Financial Statements attached were prepared in accordance with Chilean GAAP and fairly present the financial condition of such Person, and (B) that such officer is familiar with the terms of this

Agreement and that no Event of Default has occurred and is continuing under this Agreement, or if such an Event of Default has occurred and is continuing, containing a statement as to the nature thereof and the steps being taken with respect thereto, and (y) a certificate of accountants of the Debtor stating that in making the examination necessary for their certification they have obtained no knowledge of any Event of Default which has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, a statement as to the nature thereof; and

                      (iii) promptly after the sending or filing thereof, copies of all reports which the Debtor and its Subsidiaries send to any of their securities holders and any and all press releases issued by the Debtor and each of its Subsidiaries.

                  (b) Insurance. Maintain, and cause each Subsidiary to maintain, insurance with such insurance companies and associations, in such amounts and covering such risks as may be determined in good faith by the board of directors of the Debtor to be commercially reasonable. The Holder agrees that continuing existing insurance coverage shall be commercially reasonable.

                  (c) Financial Records. Keep and maintain, and cause each of its Subsidiaries to keep and maintain, accurate books and records of account in accordance with Chilean GAAP consistently applied. Upon reasonable request and with the consent of the Debtor, which consent will not be unreasonably withheld, the Holder may request a certificate of accountants of Debtor stating that they have made a reasonable examination necessary for their certificate and that they have obtained no knowledge of an event of default which has occurred and is continuing or, if in the opinion of such accountants, an event of default has occurred and is continuing, a statement as to the nature thereof. Upon receipt of such request, the Debtor, may at its option, either (i) provide such certificate of the Debtor or (ii) permit the Holder or its representatives during customary business hours to inspect and examine the Debtor's books and records and to discuss its affairs, finances and accounts with its principal officers. If the Debtor elects to provide the certificate as described in Subparagraph (i) above, and the auditors certify that no event of default has occurred which has not previously been disclosed to the Holder, the Holder shall pay all costs and expenses associated with providing such certificate.

                  SECTION 5.2. Negative Covenants. So long as any amount under this Agreement shall remain unpaid, the Debtor shall not, without the written consent of the Holder enter into any transaction, including without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliates, unless such transaction is (i) in the ordinary course, and (ii) upon fair and reasonable terms comparable to those obtainable in an arm's-length transaction with a Person not an Affiliate.

SIXTH: EVENTS OF DEFAULT

                  SECTION 6.1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) The Debtor shall fail to pay the principal amount of this Agreement when the same becomes due and payable or shall fail to pay any other amounts payable under this Agreement when the same become due and payable and any such failure shall continue for five (5) Business Days; or

                  (b) A representation or warranty made by the Debtor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) The Debtor shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.2, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall continue for ten (10) Business Days after the Debtor has notice of such failure from Holder; or

                  (d) The Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated in full or in part,
(iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

                  (e) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Debtor or of all or a substantial part of its properties, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Debtor, under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days after commencement thereof; or

                  (f) The Debtor and its Subsidiaries shall sell all or substantially all its assets or property or shall otherwise cease to engage in a wireless telecommunication business.

                  SECTION 6.2. Remedies. Upon the occurrence and continuance of any Event of Default, the Holder may, upon the expiration of any applicable grace period, exercise all rights and remedies granted to it by this Agreement or by applicable law, in equity or otherwise.

SEVENTH: MISCELLANEOUS

                  SECTION 7.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communication) and sent by reliable courier, telegraphed, facsimiled or delivered, and addressed to the Debtor or the Holder at its address shown below, or at such other address as such party may, by written notice received by the other party, have designated as its address for such purposes.

                  Debtor:     CHILESAT TELEFONIA PERSONAL S.A.
                              Rinconada El Salto 202
                              Huechuraba
                              Santiago
                              CHILE
                              Attention:  Chief Financial Officer
                              Fax No.  011-562-382-5142

                              With copy to:
                              LEAP WIRELESS INTERNATIONAL, INC.
                              10307 Pacific Center Court
                              San Diego, CA
                              USA
                              Attention:  General Counsel
                              Fax No.  1-619-882-6040

                  Holder:     CHILESAT S.A.
                              Rinconada El Salto 202
                              Huechuraba
                              Santiago
                              CHILE
                              Attention:  Gerente General
                              Fax No.  011-562-382-
                              With Copy to:  General Counsel


All such notices and communications shall, when sent via courier, telexed, telegraphed or facsimiled, be effective, if sent via courier, five Business Days after delivery to the courier, if sent by telex, upon confirmation of receipt, if telegraphed, upon delivery by the telegraph company, or if facsimiled, upon being telecopied, with receipt telephonically confirmed by sender, respectively, addressed as aforesaid.

                  SECTION 7.3. No Waiver; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                  SECTION 7.4. Costs and Expenses. The Debtor agrees to pay the Holder on demand all reasonable costs and expenses, if any (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Holder in connection with the enforcement of this Agreement.

                  SECTION 7.5. Binding Effect; Assignments; Governing Law.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Debtor, the Holder and their respective successors and assigns.The Debtor shall remain primarily liable under this Agreement notwithstanding any assignment or transfer of its assets or any purported delegation of duties under this Agreement.

                  (b) The Debtor and the Holder hereby agree that the Holder shall be entitled to sell, transfer or assign, through the sale of participation interests or otherwise, all or any part of its rights, obligations and interests that arise under this Agreement, in addition to this Agreement itself, without any limitation whatsoever. The Debtor hereby grants its unconditional authorization to the Holder to execute any such assignment, and agrees that it shall be sufficient that there exist only an agreement between the Holder and its assignee.The Holder shall notify the Debtor of the assignment in writing, pursuant to the provisions of Section 7.2. The Debtor and the Holder hereby agree that in the event of any such assignment, the rights and interests in and to the Debtor's payment and performance of its obligations under this Agreement shall be assigned in favor of the one or several assignees, to be shared jointly with the Holder or such other assignees if the assignment is in part. The Holder may disclose the Agreement and any financial or other information relating to Debtor to any potential assignee or participant provided that such potential assignee or participant agrees not to disclose the Agreement and such information to other third parties except (i) to its Affiliates and to those Persons with which a confidential relationship is maintained (including regulators, legal counsel, accountants, or designated agent(s); (ii) where required by law, regulation or legal process, provided that to the extent practicable such potential assignee or participant shall give the Holder and Debtor prior notice of any such legally required disclosure; (iii).with respect to any such information that has become generally available other than through any breach of this Agreement; or (iv) with the prior written consent of the Holder and the Debtor.

                  (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE REPUBLIC OF CHILE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  SECTION 7.6. Resolution of Disputes; Submission to Arbitration. The parties hereto hereby agree that any legal action or proceeding brought by the Holder with respect to this Agreement may be brought, at the Holder's sole and exclusive option, in the ordinary courts of Chile, sitting in the Comuna de Santiago, or, in the form of arbitration, before the Camara de Comercio de Santiago. By execution hereof, the Debtor accepts and consents to, for itself and with respect to its property, generally and unconditionally, the non-exclusive jurisdiction of such courts and submission to such arbitral proceeding and form; provided, however, that upon the commencement and pendency of an arbitral proceeding pursuant to Article 6 of the Stock Purchase Agreement, the Debtor's payment obligations hereunder shall be suspended in an amount up to such amount as shall be contended in good faith in such arbitral proceeding by the Debtor or Assignor as subject to reduction in accordance with the right of set-off granted pursuant to Section 2.07 herein and Section 4.2 in the Stock Purchase Agreement. Subject to the right of set-off, all amounts owing shall be reinstated upon the resolution or termination of any such arbitral proceeding commenced pursuant to the Stock Purchase Agreement.

                  SECTION 7.7. Right of Suspension. If, following the closing of the Acquisition, the validity of the Acquisition is challenged in any litigation, arbitration or other legal proceeding, by a party other than Leap Chile, Leap Wireless or any of their respective Affiliates, then until such proceeding is finally resolved or settled, the Debtor shall be entitled to suspend payments under this Agreement, and the due dates of any such payments shall be deferred accordingly until the date on which such proceeding is finally resolved or settled. All parties hereto agree not to take any action or position in any such proceeding contrary to the validity of the Acquisition or this Agreement and agree to cooperate in any such proceeding in order to resolve the matters contested therein in favor of the validity of the Acquisition and this Agreement.

                  SECTION 7.8. Interpretation. A) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. B) Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof. C) Joint Preparation. This Agreement is to be deemed to have been prepared jointly by the Debtor and the Holder and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against either party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.







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

                  SECTION 7.9. Survival. All indemnities herein shall survive the execution and delivery of this Agreement and the repayment of the principal amount thereof.

                  SECTION 7.10 Special Domicile: The parties to this Novation agree to establish as special domicile the city of Santiago for all legal purposes related to the same.


CHILESAT TELEFONIA PERSONAL S.A.


By: /S/ RICHARD A. SUTHERLAND

Print Name: RICHARD A. SUTHERLAND

Title: GENERAL MANAGER


As Holder:                                   As Assignor:

CHILESAT S.A.                                INV. LEAP WIRELESS CHILE S.A.

By: /S/ JUAN EDUARDO IBANEZ                  By: /S/ OCTAVIO BOFILL

Print Name: JUAN EDUARDO IBANEZ              Print Name: OCTAVIO BOFILL

Title: PRESIDENT                             Title: GENERAL MANAGER


By: /S/ RAMON VALDIVIESO

Name: RAMON VALDIVIESO

Title: GENERAL MANAGER

                                TABLE OF CONTENTS



                                                                                                               Page
ARTICLE I                                            DEFINITIONS..................................................1

         SECTION 1.01.  Defined Terms.............................................................................1

ARTICLE II                                        TERMS OF PAYMENT................................................4

         SECTION 2.02.  Optional Prepayments......................................................................4
         SECTION 2.03.  (a)  Mandatory Prepayments................................................................4
         SECTION 2.04.  Adjustment of Base Price..................................................................5
         SECTION 2.05.  Payments and Computations.................................................................6
         SECTION 2.06.  Default Interest..........................................................................7
         SECTION 2.07.............................................................................................7
           Right of Set-off.......................................................................................7

ARTICLE III                                REPRESENTATIONS AND WARRANTIES.........................................7

         SECTION 3.01.  Representations and Warranties of the Debtor..............................................7

ARTICLE IV                                     COVENANTS OF THE DEBTOR............................................8

         SECTION 4.01.  Affirmative Covenants.....................................................................8
                  (a)  Compliance With Laws, Etc..................................................................8
                  (a)  Transactions With Affiliates..............................................................10
                  (b)  Dividends; Distributions..................................................................10
                  (c)  Prepayments of Certain Indebtedness.......................................................11
                  (d)  Limitation on Modifications...............................................................11

ARTICLE V                                         EVENTS OF DEFAULT..............................................11

         SECTION 5.01.  Events of Default........................................................................11
         SECTION 5.02.  Remedies.................................................................................12

ARTICLE VI                                          MISCELLANEOUS................................................12

         SECTION 6.01.  Amendments, Etc..........................................................................12
         SECTION 6.02.  Notices, Etc.............................................................................12
         SECTION 6.03.  No Waiver; Remedies......................................................................13
         SECTION 6.04.  Costs and Expenses.......................................................................14
         SECTION 6.05.  Binding Effect; Assignments; Governing Law...............................................14
         SECTION 6.06.  Severability.............................................................................14
         SECTION 6.07.  Resolution of Disputes; Submission to Arbitration.  .....................................14
         SECTION 6.08.  Waiver of Immunities.....................................................................15

         SECTION 6.09.  Judgment Currency........................................................................15
         SECTION 6.10.  Right of Suspension......................................................................15
         SECTION 6.11.  WAIVERS OF JURY TRIAL....................................................................15
         SECTION 6.12.  Headings.................................................................................16
         SECTION 6.13.  .........................................................................................16
         SECTION 6.14.  Survival.................................................................................16
         SECTION 6.15.  Effectiveness............................................................................16

























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